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                                                                    EXHIBIT 10.3



                   Retirement Plan for Non-Employee Directors
                              of AlliedSignal Inc.
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                     (As Amended Effective January 1, 1997)


1.      Eligibility

        Each member of the Board of Directors (the "Board") of AlliedSignal Inc. (the "Corporation") who is not an employee of the Corporation or any of its subsidiaries and who at the time of retirement from the Board, as defined in paragraph 6(f), shall have served five years on the Board, the Board of Directors of Allied Corporation (the "Allied Board"), the Board of Directors of The Signal Companies, Inc. (the "Signal Board") or the board of directors of any corporation acquired by the Corporation, Allied Corporation ("Allied") or The Signal Companies, Inc. ("Signal") if the Director was a non-employee director of the acquired corporation at the time of acquisition (an "Acquired Corporation Board"), or any combination thereof, as a non-employee director and shall have attained at least age 60 (an "Eligible Director") shall, unless the Eligible Director elects otherwise pursuant to paragraph 6(g), be eligible to receive a retirement benefit under the Retirement Plan for Non-Employee Directors of AlliedSignal Inc. (the "Plan"). Notwithstanding the foregoing, an Eligible Director shall not include (a) any individual who becomes a member of the Board after December 31, 1996, or (b) any members of the Board on December 31, 1996 who waived their rights to any benefits under the Plan in exchange for the crediting of a lump-sum amount in satisfaction thereof to their accounts under the Deferred Compensation Plan for Non-Employee Directors of AlliedSignal Inc., effective January 1, 1997.

2.      Amount of Benefit

        (a) An Eligible Director who at the time of retirement from the Board shall have attained age 70 shall be entitled to receive, for the remainder of the Director's lifetime, a retirement benefit at an annual rate equal to the annual Board retainer in effect for non-employee directors of the Board at the time of such retirement.

        (b) An Eligible Director who at the time of retirement from the Board shall have attained age 60 but not age 70 shall be entitled to receive, for a period of time equal to the number of months such Director served as a non-employee director on the Board, the Allied Board, the Signal Board or any Acquired Corporation Board, or any combination thereof, a retirement benefit at an annual rate equal to the


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annual Board retainer in effect for non-employee directors of the Board at the time of such retirement.

3.      Time of Payment

        (a) Except as otherwise provided in paragraphs 3(b) and 3(c), the retirement benefit determined in accordance with paragraph 2 shall be paid to an Eligible Director commencing upon such Director's retirement from the Board (a "Retired Director") in as nearly equal as possible quarterly installments at the same time as quarterly installments of the annual Board retainer are paid to non-employee directors serving on the Board at the time of the payment. If such payments are made to current directors more frequently than quarterly, then amounts due under the Plan shall be paid on such more frequent basis. If an Eligible Director elects not to receive such payments or a Retired Director elects to stop receiving such payments prior to the receipt of all payments due under the Plan, such Director shall so advise the Corporation and may not thereafter elect to receive or resume receipt of such payments.

        (b) Each member of the Board may irrevocably elect to receive a lump-sum payment of the present value of the retirement benefit, as determined in accordance with paragraphs 2 and 3(d), which remains payable, in the event the individual becomes a Retired Director on or before the second anniversary date of a Change in Control. Such lump-sum payment shall be made to the Retired Director within the 90-day period following the later of the Change in Control or such Director's retirement from the Board. Such election may be made by filing a written notice with the Secretary of the Corporation before a Change in Control but not after the later of September 30, 1990 or 30 days after becoming a member of the Board.

        (c) Each Retired Director may irrevocably elect to receive a lump-sum payment of the present value of the retirement benefit, as determined in accordance with paragraphs 2 and 3(d), which remains payable, in the event of a Change in Control. Such lump-sum payment shall be paid to the Retired Director within the 90-day period following the Change in Control. A surviving spouse of a deceased Retired Director may irrevocably elect to receive a lump-sum payment of the amount payable to the surviving spouse pursuant to paragraph 5, in the event of a Change in Control. Such election by a Retired Director or by the surviving spouse of a deceased Retired Director may be made by filing a written notice with the Secretary of the Corporation before a Change in Control but not after September 30, 1990.

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        (d) For purposes of determining the present value of a Retired
Director's retirement benefit under paragraphs 3(b) and 3(c), and of a surviving spouse's benefit under paragraph 5, the Pension Benefit Guaranty Corporation immediate annuity rate and the UP 1984 mortality table in effect immediately before the Change in Control shall be used.

        (e) For purposes of the Plan, a Change in Control is deemed to occur at the time (i) when any entity, person or group (other than the Corporation, any subsidiary or any savings, pension or other benefit plan for the benefit of employees of the Corporation or its subsidiaries) which theretofore beneficially owned less than 30% of the Corporation's Common Stock ("Common Stock") then outstanding acquires shares of Common Stock in a transaction or series of transactions that results in such entity, person or group directly or indirectly owning beneficially 30% or more of the outstanding Common Stock, (ii) of the purchase of shares of Common Stock pursuant to a tender offer or exchange offer (other than an offer by the Corporation) for all, or any part of, the Common Stock, (iii) of a merger in which the Corporation will not survive as an independent, publicly owned corporation, a consolidation, or a sale, exchange or other disposition of all or substantially all of the Corporation's assets, (iv) of a substantial change in the composition of the Board of Directors during any period of two consecutive years such that individuals who at the beginning of such period were members of the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the stockholders of the Corporation, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period, or (v) of any transaction or other event which the Nominating and Board Affairs Committee of the Board or any successor thereto ("Committee"), in its discretion, determines to be a Change in Control for purposes of the Plan.

4.      Competition

        A Retired Director who receives payment under the Plan, whether in installments or in a lump sum, shall not engage in any activity in competition with the Corporation's business for the applicable period with respect to which the Retired Director receives such payment pursuant to paragraph 2.

5.      Payments on Death

        In the event of the death of a Retired Director prior to receiving payments pursuant to paragraph 3(a) for a period equal to the lesser of (a) the total number of

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months of such Director's service on the Board, the Allied Board, the Signal
Board or any Acquired Corporation Board, or any combination thereof, as a non-employee director or (b) 120 months, such Retired Director's surviving lawful spouse, if any, will be entitled to such payments for the remainder of such lesser period or until such spouse's death, whichever occurs first. In the event of a Change in Control, the surviving spouse of a Retired Director shall receive a lump-sum payment of the present value of the amounts which remain payable under the preceding sentence, provided that either (i) the surviving spouse of a deceased Retired Director made an election pursuant to paragraph 3(c) or (ii) the Retired Director, had he survived, would have been entitled to receive a lump-sum payment pursuant to either paragraph 3(b) or 3(c). Such lump-sum payment shall be paid to the surviving spouse within the 90-day period following the Change in Control. Except as set forth herein, nothing in the Plan shall create any benefit, cause of action, right of sale, transfer, assignment, pledge, encumbrance, or other such right in any heirs or the estate of any Retired Director. In the event of the death of an Eligible Director prior to such Director's retirement from the Board, no payments will be due under the Plan.

6.      Miscellaneous

        (a) The right to receive any payment under the Plan shall not be transferable or assignable.

        (b) The Corporation shall not be required to set aside funds for the payment of its obligations under the Plan.

        (c) The Board may at any time amend or terminate the Plan provided that no amendment or termination shall impair the rights of an Eligible Director to receive upon retirement from the Board the payments which would have been made to such Director had the Plan not been amended or terminated (based upon such Director's service on the Board, the Allied Board, the Signal Board or any Acquired Corporation Board, or any combination thereof, to the date of such amendment or termination) or the rights of a Retired Director (or such Director's surviving spouse) to receive any remaining payments due under the Plan.

        (d) Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any Director for reelection by the Corporation's shareholders.

        (e) Prior to a Change in Control, the Committee shall interpret the Plan and make all determinations deemed necessary or desirable for the Plan's

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implementation. The determination of the Committee shall be conclusive. The
Committee may obtain such advice or assistance as it deems appropriate from persons not serving on the Committee. The Senior Vice President responsible for Human Resources or other appropriate officer of the Corporation shall, prior to any Change in Control, name as Plan Administrator any person or entity (including, without limitation, a bank or trust company). Following a Change in Control, the Plan Administrator shall interpret the Plan and make all determinations deemed necessary or desirable for the Plan's implementation. The determination of the Plan Administrator shall be conclusive. The Corporation shall provide the Plan Administrator with such records and information as are necessary for the proper administration of the Plan. The Plan Administrator shall rely on such records and other information as the Plan Administrator shall in its judgment deem necessary or appropriate in determining any Director's eligibility for and amount of retirement benefits under the Plan.

        (f) As used in the Plan, "retirement from the Board" shall include any termination of service (other than by death) of an Eligible Director except any termination which the Committee or, if applicable, the Plan Administrator determines to have resulted from gross cause. "Gross Cause" means fraud, misappropriation of or intentional misconduct damaging to the property or business of the Corporation or any of its subsidiaries, or commission of a crime.

        (g) Payments in respect of an Eligible Director under the Plan shall be in lieu of any payments based upon service as a non-employee director otherwise provided in respect of such Eligible Director under any other retirement plan or arrangement of Allied, Signal or any corporation acquired by the Corporation, Allied or Signal unless the Eligible Director elects by written notice to the Secretary of the Corporation to receive payments under such other plan or arrangement in lieu of payments under the Plan.


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